Exhibit 99.01
Dexcom Reports First Quarter 2021 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-April 29, 2021) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights:

•Revenue grew 25% versus the same quarter of the prior year to $505.0 million
•U.S. revenue growth of 30% and international revenue growth of 10%
•GAAP operating income of $45.9 million or 9.1% of revenue, an increase of 80 basis points compared to the first quarter of 2020. Non-GAAP operating income* of $46.4 million or 9.2% of revenue, a decrease of 150 basis points over the same quarter of the prior year

Strategic Highlights:

•Completed significant expansion of U.S. field sales force, providing greater resources to drive awareness of Dexcom CGM among patients and clinicians
•Debuted the company’s first-ever Super Bowl advertisement starring Nick Jonas as part of an ongoing initiative to drive better awareness, education and access for diabetes management technology
•Announced the launch of Dexcom Ventures, the company’s inaugural venture capital fund
•Acquired assets of Dexcom distributor in the Netherlands, Belgium and Luxembourg, and commenced direct sales in these markets shortly after the close of the quarter

“Dexcom is off to a great start in 2021, including several key advancements of our strategic priorities in the first quarter,” said Kevin Sayer, Dexcom’s chairman, president and CEO. “Based on the strength of our first quarter results and the significant market opportunity ahead of us, we are pleased to raise our 2021 revenue guidance.”

2021 Annual Guidance

Based on the strong first quarter results, Dexcom is increasing its guidance for fiscal year 2021 revenue, and reiterating prior guidance for gross margin, Non-GAAP operating margin, and Adjusted EBITDA margin to the following levels:

•Revenue of approximately $2.26 - 2.36 billion (17-22% growth)
•Non-GAAP Gross Profit Margin of approximately 65%
•Non-GAAP Operating Margin of approximately 13%
•Adjusted EBITDA Margin of approximately 23%

First Quarter 2021 Financial Results

Revenue: In the first quarter of 2021, worldwide revenue grew 25% to $505.0 million, up from $405.1 million in the first quarter of 2020. Volume growth in conjunction with strong new customer additions continues to be the primary driver of revenue growth as awareness of real-time CGM increases.

Gross Profit: GAAP gross profit totaled $343.9 million or 68.1% of revenue for the first quarter of 2021, compared to $256.5 million or 63.3% of revenue in the first quarter of 2020.

Non-GAAP gross profit* totaled $343.9 million or 68.1% of revenue for the first quarter of 2020, compared to $258.7 million or 63.9% of revenue in the first quarter of 2020. The first quarter 2020 non-GAAP amount excludes $2.2 million of incremental labor costs incurred as a result of the COVID-19 outbreak.

Operating Income: GAAP operating income for the first quarter of 2021 was $45.9 million, compared to GAAP operating income of $33.6 million for the first quarter of 2020.

Non-GAAP operating income* for the first quarter of 2021 was $46.4 million, compared to non-GAAP operating income of $43.3 million for the first quarter of 2020. The first quarter 2020 non-GAAP amount excludes $6.1 million of litigation settlement costs and $3.2 million of COVID-19 costs.

Net Income and Net Income per Share: GAAP net income was $40.3 million, or $0.41 per diluted share, for the first quarter of 2021, compared to GAAP net income of $19.9 million, or $0.21 per diluted share, for the same quarter of 2020.

Non-GAAP net income* was $32.8 million, or $0.33 per diluted share, for the first quarter of 2021, compared to non-GAAP net income of $41.4 million, or $0.44 per diluted share, for the same quarter of 2020. The first quarter 2021 non-GAAP amount excludes $20.5 million of non-cash interest expense related to Dexcom’s senior convertible notes and $28.5 million of adjustments related to taxes primarily related to excess tax benefits from stock compensation vesting during the quarter.

The first quarter 2020 non-GAAP amount excludes $11.8 million of non-cash interest expense related to Dexcom’s senior convertible notes, $6.1 million of litigation settlement costs and $3.2 million of COVID-19 costs.

Cash and Liquidity: As of March 31, 2021, Dexcom held $2.63 billion in cash, cash equivalents and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (800) 446-1671 (US/Canada) or (847) 413-3362 (International) and use the confirmation number “49591482” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table E.

About DexCom, Inc.

DexCom, Inc. empowers people to take control of diabetes through innovative continuous glucose monitoring (CGM) systems. Headquartered in San Diego, California, Dexcom has emerged as a leader of diabetes care technology. By listening to the needs of users, caregivers, and providers, Dexcom simplifies and improves diabetes management around the world.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including statements with respect to the impacts of the COVID-19 pandemic on Dexcom and our outlook for the full year 2021. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, as filed with the Securities and Exchange Commission on April 29, 2021. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Sean Christensen
Director of Corporate Affairs and Head of Investor Relations
investor-relations@dexcom.com
(858) 200-0200

MEDIA CONTACT:
James McIntosh
(619) 884-2118

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions, except par value and share data)

	March 31, 2021	December 31, 2020
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$733.8	$817.6
Short-term marketable securities	1,898.8	1,890.1
Accounts receivable, net	443.4	428.5
Inventory	289.7	234.7
Prepaid and other current assets	79.4	53.9
Total current assets	3,445.1	3,424.8
Property and equipment, net	589.9	515.3
Operating lease right-of-use assets	98.8	93.3
Goodwill	18.9	19.3
Deferred tax assets	216.7	216.4
Other assets	20.4	21.4
Total assets	$4,389.8	$4,290.5
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$502.6	$481.1
Accrued payroll and related expenses	81.4	114.3
Short-term operating lease liabilities	18.2	16.5
Deferred revenue	1.9	2.2
Total current liabilities	604.1	614.1
Long-term senior convertible notes	1,688.8	1,667.2
Long-term operating lease liabilities	111.3	101.8
Other long-term liabilities	82.4	80.9
Total liabilities	2,486.6	2,464.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value, 200 million shares authorized; 97.5 million and 96.7 million shares issued and outstanding, respectively, at March 31, 2021; and 96.9 million and 96.1 million shares issued and outstanding, respectively, at December 31, 2020	0.1	0.1
Additional paid-in capital	2,162.0	2,125.3
Accumulated other comprehensive income	2.9	3.2
Accumulated deficit	(161.8)	(202.1)
Treasury stock, at cost; 0.8 million shares at March 31, 2021 and December 31, 2020	(100.0)	(100.0)
Total stockholders’ equity	1,903.2	1,826.5
Total liabilities and stockholders’ equity	$4,389.8	$4,290.5

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues	$505.0	$405.1
Cost of sales	161.1	148.6
Gross profit	343.9	256.5
Operating expenses:
Research and development	109.4	73.1
Selling, general and administrative	188.6	149.8
Total operating expenses	298.0	222.9
Operating income	45.9	33.6
Interest expense	(24.8)	(15.4)
Interest and other income, net	0.1	4.2
Income before income taxes	21.2	22.4
Income tax expense (benefit)	(19.1)	2.5
Net income	$40.3	$19.9

Basic net income per share	$0.42	$0.22
Shares used to compute basic net income per share	96.3	91.8
Diluted net income per share	$0.41	$0.21
Shares used to compute diluted net income per share	99.4	94.1

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
U.S. revenue	$381.2	$292.3
Year over year growth	30%	39%
% of total revenue	75%	72%

International revenue	$123.8	$112.8
Year over year growth	10%	61%
% of total revenue	25%	28%

Total revenue (1)	$505.0	$405.1
Year over year growth	25%	44%
(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Sensor and other revenue (1) (2)	$424.3	$325.0
Year over year growth	31%	53%
% of total revenue	84%	80%

Hardware revenue (1)(3)	$80.7	$80.1
Year over year growth	1%	17%
% of total revenue	16%	20%

Total revenue (4)	$505.0	$405.1
Year over year growth	25%	44%
(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, etc.
(3) Includes transmitter and receiver revenue.
(4) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP gross profit	$343.9	$256.5
COVID-19 costs (1)	—	2.2
Non-GAAP gross profit	$343.9	$258.7

GAAP operating income	$45.9	$33.6
Amortization of acquired intangible assets	0.5	0.6
Business transition and related costs (2)	—	(0.2)
COVID-19 costs (1)	—	3.2
Litigation settlement costs (3)	—	6.1
Non-GAAP operating income	$46.4	$43.3

GAAP net income	$40.3	$19.9
Business transition and related costs (2)	—	(0.2)
COVID-19 costs (1)	—	3.2
Depreciation and amortization	20.9	13.0
Litigation settlement costs (3)	—	6.1
Share-based compensation	28.0	23.9
Interest expense and interest income	24.3	9.4
Income tax (benefit) expense	(19.1)	2.5
Adjusted EBITDA	$94.4	$77.8

GAAP net income	$40.3	$19.9
Amortization of acquired intangible assets	0.5	0.6
Business transition and related costs (2)	—	(0.2)
COVID-19 costs (1)	—	3.2
Litigation settlement costs (3)	—	6.1
Non-cash interest expense (4)	20.5	11.8
Adjustments related to taxes (5)	(28.5)	—
Non-GAAP net income	$32.8	$41.4

GAAP diluted net income per share	$0.41	$0.21
Amortization of acquired intangible assets	0.01	0.01
Business transition and related costs (2)	—	—
COVID-19 costs (1)	—	0.03
Litigation settlement costs (3)	—	0.06
Non-cash interest expense (4)	0.21	0.13
Adjustments related to taxes (5)	(0.29)	—
Non-GAAP net income per share (6)	$0.33	$0.44

GAAP diluted weighted-average shares outstanding	99.4	94.1
Non-GAAP diluted weighted-average shares outstanding	99.4	94.1

(1) Represents costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely.
(2) Business transition and related costs are primarily related to the Restructuring Plan that Dexcom announced on February 21, 2019.
(3) Represents costs associated with a settlement of litigation and proceedings related to a patent infringement lawsuit.
(4) Non-cash interest expense represents accretion of the debt discount associated with our senior convertible notes.
(5) For the three months ended March 31, 2021, tax adjustments were primarily related to the excess tax benefits from stock compensation vesting during the quarter. For the three months ended March 31, 2020, there were no tax adjustments due to the valuation allowance against deferred tax assets.
(6) The sum of the non-GAAP net income per share components may not equal the totals due to rounding.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated April 29, 2021 contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share as well as adjusted EBITDA.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We believe that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Table E reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).

We exclude the following items from non-GAAP financial measures for non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share:

•Amortization of acquired intangible assets
•Collaborative research and development fees for milestone and incentive payments under our collaborative research and development arrangements paid by issuing shares of our common stock
•Business transition and related costs associated with acquisition, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs, and other costs directly associated with such activities.
•COVID-19 costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely. Costs incurred include items like incremental payroll costs, consulting support, IT infrastructure and facilities related costs
•Litigation settlement costs
•Non-cash interest expense on senior convertible notes for the accretion of the debt discount associated with our senior convertible notes
•Loss on extinguishment of debt associated with repurchases and/or conversions of our senior convertible notes

•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from stock-based compensation, the one-time impact from release of valuation allowance in 2020, and the quarterly impact of other discrete items

Adjusted EBITDA excludes non-cash operating charges for share-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, loss on extinguishment of debt, income and loss from equity investments, and income tax expense or benefit. For the reasons explained above, adjusted EBITDA also excludes non-cash collaborative research and development fees, business transition and related costs, COVID-19 costs, and litigation settlement costs.